UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) Of The

Securities Exchange Act Of 1934 (Amendment No.    )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PAXMEDICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PAXMEDICA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

, 2024

Time and Date:	May 23, 2024 at 11:00 a.m. Eastern Daylight Time.

Place:	The Annual Meeting will be held in a virtual meeting format at https://meetnow.global/MP64PFN. You will not be able to attend the meeting in person.

Items of Business:	1.

Elect the one Class 2 director listed in the accompanying proxy statement to serve a three-year term expiring at the 2027 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal;

2.

To approve an amendment to PaxMedica, Inc.’s (the “Company” or “PaxMedica”) Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) to effect, at the discretion of the board of directors, a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share, at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined at the discretion of the board of directors at any time prior to May 22nd, 2025 (the “Reverse Stock Split Proposal”);

	3.	To approve an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by the Delaware General Corporation Law(the “Charter Amendment Proposal”);

	4.	Ratify the appointment of Marcum LLP as the independent registered public accounting firm of PaxMedica, Inc. for the fiscal year ending December 31, 2024 (the “Auditor Proposal”);

5.

To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of the Reverse Stock Split Proposal, the Charter Amendment Proposal, and/or the Auditor Proposal; and

	6.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only holders of record of common stock at the close of business on April 15, 2024 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

How to Participate:

To participate in the Annual Meeting virtually via the Internet, please follow the registration instructions as outlined in this proxy statement. You will not be able to attend the Annual Meeting in person.

Proxy Voting:

With respect to all matters that will come before the Annual Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 15, 2024, the record date. Holders of our Series X Preferred Stock are not entitled to any votes per share of Series X Preferred Stock on any matters that will come before the meeting.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website https://www.paxmedica.com/investors or, if you are a registered holder, contact our transfer agent, Computershare Trust N.A., by telephone at 800-736-3001, or online at www.computershare.com/investor. If you wish to contact us by mail:

Regular Mail
Computershare Trust Company, N.A.

P. O. Box 43078
Providence, RI 02940-3078

Overnight Mail
150 Royall Street, Suite 101
Canton, MA 02021

All stockholders are cordially invited to attend the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the instructions in the accompanying Proxy Statement and to submit your proxy over the Internet or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

If your shares are held in “street name” by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your shares without instructions from you. You should instruct your bank, broker or other nominee to vote your shares in accordance with the procedures provided by your bank, broker or other nominee.

By Order of the Board of Directors,

/s/ Howard J. Weisman
Howard J. Weisman
Chairman of the Board and Chief Executive Officer

i

PAXMEDICA INC

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23rd, 2024

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:What is the purpose of the meeting?

A:

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.

Q:What proposals are scheduled to be voted on at the meeting?

A:	Stockholders will be asked to vote on the following five proposals at the meeting:
1.

Elect the one Class 2 director listed in this proxy statement, to serve a three-year term expiring at the 2027 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal;

2.

To approve an amendment to PaxMedica, Inc.’s (the “Company” or “PaxMedica”) Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) to effect, at the discretion of the board of directors, a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share, at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined at the discretion of the board of directors at any time prior to May 22nd, 2025 (the “Reverse Stock Split Proposal”);

3.

To approve an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by the Delaware General Corporation Law (the “Charter Amendment Proposal”);

4.	Ratify the appointment of Marcum LLP as the independent registered public accounting firm of PaxMedica, Inc. for the fiscal year ending December 31, 2024 (the “Auditor Proposal”); and
5.

To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of the Reverse Stock Split Proposal, the Charter Amendment Proposal, and/or the Auditor Proposal.

Q:	Could matters other than proposals listed above be decided at the meeting?
A:

Our amended and restated bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of PaxMedica, and we have not received notice of any such proposals.

Q:	How does the board of directors recommend I vote on these proposals?
A:	Our board of directors recommends that you vote your shares:
●	“FOR” the nominee to the board of directors (Proposal One);
●	“FOR” the Reverse Stock Split Proposal (Proposal Two);

●	“FOR” the approval of an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by the Delaware General Corporation Law (Proposal Three);
●	“FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal Four); and,
●	“FOR” the Adjournment Proposal (Proposal Five).
Q:	Who may vote at the Annual Meeting?
A:

Holders of record of our common stock as of the close of business on April 15, 2024, or the Record Date, are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, Computershare Trust N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by PaxMedica.

Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. In most instances, you can do this over the internet, or if you have received or requested a hard copy of the proxy statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form using the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so.

Because you are not the stockholder of record, you are required to obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Q:	How do I vote?
A.

You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card. To use an alternative voting procedure, follow the instructions on proxy card that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may:

●	vote by telephone or through the internet-in order to do so, please follow the instructions shown on your proxy card;
●	vote by mail-if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
●	vote in person-you may attend the Annual Meeting virtually and vote your shares.

Votes submitted by telephone or through the internet must be received prior to the start of the meeting. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote virtually in person at the Annnual Meeting should you decide to attend the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To vote in person at the meeting, you will be required to obtain a legal proxy from your nominee. Follow the instructions below under “How can I attend the Annual Meeting?”.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

Q:	How can I attend the Annual Meeting?
A:

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a holder of record of common stock of PaxMedica as of the close of business on the record date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MP64PFN. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 11:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	How do I register to attend the Annual Meeting virtually on the Internet?
A:

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your PaxMedica holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 20, 2024.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare
PaxMedica Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q:	Why are you holding a virtual meeting instead of a physical meeting?
A:

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and PaxMedica. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.

Q: What if I have trouble accessing the Annual Meeting virtually?

A:

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-888-724-2416 or International +1 781-575-2748.

Q:	How do I vote by internet or telephone?
A.

If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your proxy card. Please have each proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote in person (as detailed above) should you decide to attend the virtual meeting.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q:	What shares can I vote?
A:

Each share of PaxMedica common stock issued and outstanding as of the close of business on April 15, 2024 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 15, 2024, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. Holders of our Series X Preferred Stock are not entitled to any votes per share of Series X Preferred Stock on any matters that will come before the meeting.

Q:	How many votes am I entitled to per share?
A:

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of April 15, 2024. Holders of our Series X Preferred Stock are not entitled to any votes per share of Series X Preferred Stock on any matters that will come before the meeting.

Q:	What is the quorum requirement for the meeting?
A:

The holders of 33.4% of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present in person or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated?
A:

Abstentions (i.e. shares present at the Annual Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present. However, abstentions are not counted as a vote either for or against a proposal. Therefore, they have no effect on Proposals 1, 2, 4 and 5. The Charter Amendment Proposal (Proposal 3) requries the affirmative vote of a majority of the outstanding shares of our common stock and, therefore, absentions are counted as a vote “against” Proposal 3.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the Annual Meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.

Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the Auditor Proposal (Proposal 4). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include all proposals other than the Auditor Proposal, including the election of directors, the Reverse Stock Split Proposal, and the Charter Amendment Proposal. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.

Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:
●	Proposal One: The director shall be elected by a plurality of the votes properly cast on the election of directors, meaning that the individual nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
●	Proposal Two: Approval will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
●	Proposal Three: Approval will be obtained if the number of votes cast “FOR” the proposal equals or exceeds the majority of the outstanding shares of our common stock.
●	Proposal Four: Approval will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
●	Proposal Five: Approval will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Q:	If I submit a proxy, how will it be voted?
A:

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?
A:

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Annual Meeting.

If you are the stockholder of record, you may change your vote by:

●	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
●	providing a written notice of revocation to the Corporate Secretary of PaxMedica at PaxMedica, Inc., 303 South Broadway, Suite 125, Tarrytown, NY, 10591, prior to your shares being voted;
●	transmitting a subsequent vote using the internet or by telephone prior to the close of voting; or
●	attending the Annual Meeting virtually and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Q:	Can I submit questions prior to the meeting?
A:	No, you can only submit questions during the meeting.
Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?
A:

The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten days prior to the meeting and during the Annual Meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary at investor@paxmedica.com to arrange for inspection of the list at our corporate headquarters at 303 South Broadway, Suite 125, Tarrytown, NY, 10591.

Q:	Who will tabulate the votes?
A:	A representative of Computershare Trust N.A. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or the SEC, within four business days after the Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are PaxMedica stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or PaxMedica that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Corporate Secretary, PaxMedica, Inc., 303 South Broadway, Suite 125, Tarrytown, NY, 10591 or (3) contact Corporate Secretary by email at investor@paxmedica.com or by telephone at (914) 987-2875. Stockholders who currently receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my PaxMedica shares or need to change my mailing address?
A:

You may contact our transfer agent, Computershare Trust N.A., by telephone at 800-736-3001, online at www.computershare.com/investor or by U.S. regular mail at Computershare Trust N.A. , P. O. Box 43078, Providence, RI 02940-3078, if you have questions about your PaxMedica shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?
A:

The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We have also retained Georgeson LLC (“Georgeson”) to act as our proxy solicitation agent. In connection with these services, Georgeson will receive approximately $40,000 for its assistance and will be reimbursed for its reasonable out-of-pocket expenses. In addition, we have agreed to indemnify Georgeson and certain related persons against certain liabilities relating to or arising out of their engagement. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.

Q:

What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders, or our 2025 Annual Meeting, or for consideration at our 2025 Annual Meeting?

A:	Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2025 Annual Meeting:

Our amended and restated bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Corporate Secretary at our principal executive office. Our current principal executive office is located at 303 South Broadway, Suite 125, Tarrytown, NY, 10591. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2025 Annual Meeting, stockholder proposals must be received by our Corporate Secretary no later than and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for Stockholder Proposals to be presented at our 2025 Annual Meeting:

Our amended and restated bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our Corporate Secretary at our principal executive office. To be timely for our 2025 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive office:

●	not earlier than the close of business on January 23, 2025, and
●	not later than the close of business on February 22, 2025

If we hold our 2025 annual meeting of stockholders more than 30 days before or more than 70 days after May 23, 2025 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive office not earlier than the close of business on the 120th day prior to such annual meeting and notlater than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our amended and restated bylaws. If a stockholder who has notified PaxMedica of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, PaxMedica does not need to present the proposal for vote at such meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.

Board Composition

Our board of directors currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

In accordance with the terms of our certificate of incorporation, as amended (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”), our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our directors are divided among the three classes as follows:

●	The Class I directors are Zachary Rome and Charles J. Casamento; their terms will expire at the annual meeting of stockholders to be held in 2026.
●	The Class II director is Karen LaRochelle; her term expires at this annual meeting of stockholders held in 2024.
●	The Class III directors are Howard J. Weisman and John F. Coelho; their terms will expire at the annual meeting of stockholders to be held in 2025.

Board Leadership Structure and Role of the Board in Risk Oversight:

Our board of directors has determined that our current leadership structure, in which the office of the chairman of the board of directors and chief executive officer are held by one individual and one of our independent directors is appointed to be lead independent director, ensures the appropriate level of oversight, independence and responsibility is applied to all board decisions and is in the best interests of PaxMedica and its stockholders. The lead independent director responsibilities include facilitating communication with the board of directors and presides over regularly conducted executive sessions of the independent directors or sessions where the chairman and chief executive officer is not present, serves as liaison between the chairman of the board and the independent directors, has the authority to call meetings of the independent directors, and performs such other duties as the board of directors may determine from time to time.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. While the board of directors oversees risk management, our management is responsible for our day-to-day risk management process. Our board of directors has an active role, directly and through its committee structure, in the oversight of our risk management efforts.

Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Audit Committee serves to assist the board in performing its oversight responsibilities relating to our processes and policies with respect to identifying, monitoring, assessing, reporting on, managing and controlling our business and financial risk. The Audit Committee oversees, reviews, monitors and assesses (including through regular reports by, and discussions with, management), our processes and policies for risk identification, risk assessment, reporting on risk, risk management, risk control (including with respect to risks arising from our compensation policies and practices and in connection with the business and operations of its subsidiaries) and cybersecurity risks, and the steps that management has taken to identify, assess, monitor, report on, manage and control risks, including cybersecurity risks. The Audit Committee also discusses with management the balancing of risk versus reward for us and areas of specific risk identified by management and/or the Audit Committee.

Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Director Independence

Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that Ms. LaRochelle, Dr. Coelho and Mr. Casamento are “independent directors” as such term is defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Casamento is our lead independent director. We have established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our board of directors has determined that each of Ms. LaRochelle and Mr. Casamento is an “audit committee financial expert,” as defined under the applicable rules of the SEC, and that all members of the Audit Committee are “independent” within the meaning of the applicable Nasdaq listing standards and the independence standards of Rule 10A-3 of the Exchange Act. Each of the members of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the Commission and the Nasdaq Stock Market.

Board Diversity

We believe the board is most effective when it embodies a diverse range of views, backgrounds and experience. Diversity is considered in the broadest sense, including, among other attributes, reflecting geography, age, gender, leadership, perspectives, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of our board of directors. While the nominating and corporate governance committee does not have a formal policy on diversity with regard to consideration of director nominees, the nominating and corporate governance committee considers diversity in its selection of nominees and endeavors to include women and minority candidates in the qualified pool from which our board of directors candidates are chosen.

The below table provides information related to the composition of our board of directors members and nominees. Each of the categories listed in the table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of March 31, 2024)*
Total Number of Directors

	Female	Male
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
White	1	3
Asian	—	1

*Per Nasdaq’s board diversity requirements, inapplicable categories have been omitted.

Board Committees

Our board of directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each of these committees operate under a charter that has been approved by our board of directors, which are available on our website.

Audit Committee. Our Audit Committee consists of Karen LaRochelle, John Coelho and Charles J. Casamento, with Mr. Casamento serving as the Chairman of the Audit Committee. Our board of directors has determined that the directors currently serving on our Audit Committee are independent within the meaning of The Nasdaq Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our board of directors has determined that each of

Ms. LaRochelle and Mr. Casamento qualifies as an audit committee financial expert within the meaning of SEC regulations and The Nasdaq Marketplace Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to the board of directors any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Audit Committee oversees, reviews, monitors and assesses (including through regular reports by, and discussions with, management), our processes and policies for risk identification, risk assessment, reporting on risk, risk management, risk control (including with respect to risks arising from our compensation policies and practices and in connection with the business and operations of its subsidiaries) and cybersecurity risks, and the steps that management has taken to identify, assess, monitor, report on, manage and control risks, including cybersecurity risks.

Compensation Committee. Our Compensation Committee consists of Karen LaRochelle, John F. Coelho and Charles J. Casamento, with Ms. LaRochelle serving as the Chairman of the Compensation Committee. Our board of directors has determined that the directors currently serving on our Compensation Committee are independent under the Nasdaq listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee provides advice and makes recommendations to the board of directors in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other officers and makes recommendations in that regard to the board of directors as a whole.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Karen LaRochelle, John F. Coelho, and Charles J. Casamento, with Dr. Coelho serving as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee nominates individuals to be elected to the board of directors by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our Bylaws and will apply the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq listing standards.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.

Board and Committee Meetings and Attendance

Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2023, each member of our board of directors attended all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.

Board Attendance at Annual Meeting of Stockholders

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All members of our board of directors attended our annual meeting in 2023.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Executive Chairman and independent directors) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.

The address for these communications is:

PaxMedica, Inc.

303 South Broadway, Suite 125

Tarrytown, NY 10591

Attn: Corporate Secretary

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.paxmedica.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC.

Clawback Policy

In October 2023, our board of directors adopted a compensation recoupment, or “clawback,” policy for cash and equity incentive awards paid to executive officers providing for the recovery of applicable incentive-based compensation from current and former executive officers of PaxMedica in the event PaxMedica is required to restate its financial results due to material non-compliance with any financial reporting requirement under the federal securities laws as required by the Dodd-Frank Act and corresponding Nasdaq listing standards. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement. We filed our clawback policy as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and corporate governance committee in accordance with its charter, our Certificate of Incorporation and Bylaws and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.

Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth below under “Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2025 Annual Meeting” and “Requirements for Stockholder Proposals to be presented at our 2025 Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.

Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our Certificate of Incorporation and Bylaws and the charters of the committees of our board of directors. When considering nominees, our nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. The brief biographical description of each director set forth in “Proposal One: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our board of directors currently consists of five directors and is divided into three classes, with staggered three-year terms, pursuant to our Certificate of Incorporation and our Bylaws. Our Director in Class II will stand for election at the Annual Meeting. The terms of office of directors in Class III and Class I expire at our Annual Meetings of Stockholders to be held in 2025 and 2026, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that the Class II nominee named below be elected as a Class II director for a three-year term expiring at our 2027 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Shares represented by proxies will be voted “FOR” the election the nominee named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. The nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than one director. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board of Directors

The nominee and their age, occupation and length of service on our board of directors as of March 31, 2024 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Karen LaRochelle(1)(2)(3)	57	Director and Director Nominee	July 2020

(1)Member of our compensation committee

(2)Member of our audit committee

(3)Member of our nominating and corporate governance committee

Karen LaRochelle has served on our board of directors since July 2020. Ms. LaRochelle’s career has focused on strategy and collaborations for pharmaceutical and biotechnology companies in the U.S., Europe and China including strategic collaborations, mergers and acquisitions and out-licensing. Ms. LaRochelle has served in multiple roles in the pharmaceutical industry, including as the Senior Vice President of Corporate and Business Development for WindMIL Therapeutics Inc., a biotechnology company, from January 2020 to June 2021, and the Chief Business Officer of PsiOxus Therapeutics, a biotechnology company, from October 2016 to May 2019. Ms. LaRochelle currently serves as the Chief Business Officer for Artax Biopharma Inc., a biotechnology company, a position she has held since January 2020; a Venture Partner for Advent Life Sciences LLP, a venture capital firm, a position she has held since January 2020; and as the Principal of LaRochelle Advisors, LLC, where she provides strategy and collaboration services to biotechnology companies, a position she has held since June 2013. From July 1993 to May 2013, Ms. LaRochelle worked at Bristol-Myers Squibb Co. (NYSE: BMY) in roles including Global Head of Negotiations and Head of Business Development in China, following earlier positions in alliance management, strategy, analysis and finance. Ms. LaRochelle currently serves on the Advisory Board for the Lehigh University P.C. Rossin College of Engineering. Ms. LaRochelle received her Master of Business Administration from Columbia University and a Bachelor of Science in Industrial Engineering from Lehigh University.

Our board of directors believes that Ms. LaRochelle is qualified to serve on our board of directors due to due to her experience in the pharmaceutical and biotechnology industries.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and lengths of service on our board of directors as of March 31, 2024 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Class II Directors:
Zachary Rome	40	Director
Charles J. Casamento(1)(2)(3)	78	Lead Independent Director

Class III Directors:
Howard J. Weisman	64	Chairman of the Board and Chief Executive Officer
John F. Coelho(1)(2)(3)	55	Director

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee

Zachary Rome has served as a member of our board of directors since March 2019. Mr. Rome served as our Chief Operating Officer since March 2019 until August 2023. Since January 2020, Mr. Rome has been a Partner in TardiMed Sciences, LLC (“TardiMed”) where he has co-founded and/or played an operating role in several life science startup companies. From February 2019 through January 2020, Mr. Rome served as a Principal at TardiMed. From February 2019 through May 2020, Mr. Rome served as the President and a member of the board of directors of Timber Pharmaceuticals, LLC (NYSE American: TMBR), a clinical stage biopharmaceutical company developing treatments for orphan dermatologic diseases which he co-founded in February 2019. From May 2020 to March 2022, Mr. Rome served as Chief Operating Officer of Timber and he served as a member of the board of directors of Timber from May 2020 until June 2022. Since August 2017, Mr. Rome has served as President of Patagonia Pharmaceuticals LLC, a specialty pharmaceutical company. Prior to that, Mr. Rome served as Patagonia’s Executive Vice President from August 2015 to August 2017 and as its Vice President, Business Development from December 2013 to April 2015. From 2011 to 2013, Mr. Rome served in various roles at Ascend Laboratories, a manufacturer and marketer of generic pharmaceuticals, and Crown Laboratories, a manufacturer and marketer of over-the-counter and prescription pharmaceuticals. Mr. Rome received a Bachelor of Science in Marine Science and Biology from the University of Miami and a Master of Science for Teachers in Adolescent Science Biology from Pace University.

Our board of directors believes that Mr. Rome is qualified to serve on our board of directors due to his scientific knowledge and his experience in the pharmaceutical industry and with executive leadership.

Charles J. Casamento joined our board of directors in October 2022 and serves as our lead independent director. Mr. Casamento’s career has focused on marketing, business development and executive management in pharmaceutical, biotechnology and medical products companies. He has served in leadership roles most recently as Executive Director and a Principal of the Sage Group, a health care advisory firm specializing in business development transactions, since 2007. Prior to that, Mr. Casamento founded and served as the Chief Executive Officer of Questcor Pharmaceuticals, Inc., a biopharmaceutical company, from May 1993 through July 2004. He also co-founded Indevus Pharmaceuticals, Inc. (formerly Interneuron Pharmaceuticals, Inc.), a specialty healthcare solutions company, in March 1989 and most recently served as President and Chief Executive Officer of Osteologix, Inc., a specialty pharmaceutical company, from October 2004 through April 2007. Earlier in his career, he held senior positions at Genzyme Corporation, where he served as Senior Vice President and General Manager for Pharmaceuticals from January 1986 through March 1989; American Hospital Supply Corporation, where he served as Vice President of Business Development for the Critical Care Division from January 1983 through July 1985; Johnson & Johnson, where he served as Director of New Medical Products and Acquisitions from September 1979 through January 1983; F. Hoffmann-La Roche AG (Roche), where he served as Product Development Director from May 1977 through August 1979; and Sandoz International GmbH (Sandoz), where he served in various marketing, finance and business development positions from February 1970 through May 1977. Mr. Casamento currently serves on the boards of directors of Eton Pharmaceuticals, Inc. (Nasdaq: ETON), First Wave Biopharma, Inc. (Nasdaq: FWBI), and Relmada Therapeutics, Inc. (Nasdaq: RLMD), where he is the chairman of the board of directors. At various times during his career he has served on the boards of directors of fourteen public companies. He was a director and the vice chairman of the Catholic Medical Mission Board, a large not for profit international healthcare organization. Mr. Casamento received his Master of Business Administration from Iona College and a Bachelor of Science from Fordham University’s College of Pharmacy. From 1969 through 1993, Mr. Casamento was licensed to practice pharmacy in New York and New Jersey.

Our board of directors believes that Mr. Casamento is qualified to serve on our board due to his leadership experience with pharmaceutical, biotechnology and medical products companies and his experience on the boards of public companies.

Howard J. Weisman has served as our Chairman of the Board since August 2023 and as our Chief Executive Officer since March 2020. Prior to joining PaxMedica, from September 2016 to September 2019, Mr. Weisman was the founder and served as Executive Chairman of the board of directors of Sofregen, Inc, a clinical stage biomedical device company developing products for use in reconstructive plastic surgery. From June 2013 to February 2020, Mr. Weisman served as a member of the board of directors of Promedior, Inc., a drug development firm. From February 2012 to January 2018, Mr. Weisman served as the CEO, President and a member of the board of directors of YourBio Health, Inc., a medical device company developing and commercializing FDA cleared products for human health diagnostics. From April 2010 to January 2012, Mr. Weisman served as an independent consultant advising both investors and operators in the pharmaceutical industry. Prior to that, from October 2006 to March 2010, Mr. Weisman was the founder and served as the CEO and Chairman of EKR Therapeutics, Inc., a commercial stage specialty pharmaceuticals company. From February 2001 to March 2005, Mr. Weisman was the founder and served as the COO and a member of the board of directors of ESP Pharma, a commercial stage specialty pharmaceuticals company. Prior to founding and operating specialty pharmaceutical companies, Mr. Weisman was first employed in 1988 by Merck and Co, Inc. (NYSE: MRK) and later in 1995 by Parke Davis/Warner Lambert (now Pfizer, Inc. (NYSE: PFE)) in various sales, marketing and business development roles. Mr. Weisman holds a Bachelor of Arts in Chemistry from Rutgers University and completed graduate courses in chemistry at Princeton University before entering the pharmaceutical industry.

Our board of directors believes that Mr. Weisman is qualified to serve on our board of directors due to his experience in founding and operating specialty pharmaceutical companies.

John F. Coelho joined our board of directors in May 2022. Dr. Coelho’s career has focused on enterprise medical strategy for global diversified pharmaceutical and biotechnology companies with assignments in the U.S., Europe and Asia spanning multiple therapeutic areas. He has served in leadership roles most recently as Senior Vice President of Medical Affairs for Sanofi in Paris from October 2018 to April 2020, Global Medical Strategy Leader for Merck and Co in the United States and Head of Asia based in Singapore from March of 2009 to November 2018, and as Global Medical Director at Pfizer Inc. from August 1996 to March 2009. He currently serves as Senior Medical Advisor for Lactiga, a preclinical biotherapeutics company developing novel biologics for primary immune-deficiency diseases and Muvon Therapeutics, a clinical-stage biotech developing a cell-therapy platform for muscle regeneration based in Switzerland. Dr. Coelho completed his Bachelors in Dental Surgery in Lahore, Pakistan and later a residency at Boston University. He has completed a Certificate in Enterprise Leadership at Harvard University.

Our board of directors believes that Dr. Coelho is qualified to serve on our board of directors due to his experience in the medical strategy and the pharmaceutical industry.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Director Compensation

Director Compensation Table

The following table provides information concerning compensation awarded to, earned by and paid to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2023. Mr. Howard J. Weisman, Mr. Michael Derby, and Mr. Zachary Rome are not included in the table below, as Mr. Weisman is employed as our Chief Executive Officer, and Mr. Derby was employed as our Executive Chairman until August 2023, when he resigned from the Board, and therefore receive no compensation for their service as a director. Mr. Rome was an employee, and therefore received no director compensation, prior to August 2023. The compensation received by Mr. Howard J. Weisman, Mr. Michael Derby, and Mr. Zachary Rome as employees is shown in “Executive Compensation-Summary Compensation Table” below.

	Fees Earned		All Other
Name	or Paid In Cash ($)	Stock Awards (1) ($)	Compensation($)(2)	Total ($)
Karen LaRochelle	$56,500	$25,900	$909	$83,309
Charles Casamento	$66,500	$25,900	$6,432	$98,832
John F. Coelho	$51,750	$25,900	$1,822	$79,472

(1)	Represents the aggregate grant date fair value of RSUs granted to each of our non-employee directors. 824 RSUs, with a grant date fair value of $25,900, were granted to each of Ms. LaRochelle, Mr. Coelho and Mr. Casamento on April 13, 2023.
(2)	All Other Compensation represents reimbursement for travel to attend to Company board meetings of $909, $6,432, and $1,822 repectively to Ms. LaRochell, Mr. Casamento, and Mr. Coelho.

Non-Employee Director Compensation Arrangements

Our non-employee director compensation policy consists of annual retainer fees and long-term equity awards.

Under the policy, each director who is not an employee will be paid cash compensation as follows:

Service	Element	Compensation
Board	Lead Independent Director	$50,000
	Board Member	$35,000

Committee	Additional Compensation:
Chair	Audit Chair	$15,000
	Compensation Chair	$10,000
	Nominating & Corporate Governance Chair	$8,000
Member	Audit Member	$7,500
	Compensation Member	$5,000
	Nominating & Corporate Governance Member	$4,000

Beginning with this Annual Meeting, our non-employee director compensation policy provides for grants to each eligible non-employee director of awards of stock options for [•] shares of our common stock. The terms of each such stock option award will be set forth in a written stock option agreement between each non-employee director and us, which will generally provide for one-third vesting after one year of continued service as a director, with the remaining option vesting on each one year anniversary thereafter.

All cash and equity awards granted under the non-employee director compensation policy will be granted under, and subject to the limits of, the 2020 Plan.

We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees thereof.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE FOR THE ELECTION OF THE CLASS II DIRECTOR SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: THE REVERSE STOCK SPLIT PROPOSAL

The board of directors has unanimously adopted and is submitting for stockholder approval an amendment to our Certificate of Incorporation to effect, at the discretion of the board of directors, a Reverse Stock Split at a ratio in the range of 1-for-2 to 1-for-25, with the Final Ratio to be determined at the discretion of the board of directors at any time prior to May 22, 2025. Depending on the Final Ratio determined by the board of directors, no fewer than every 2 and no more than every 25 shares of common stock will be combined into one share of common stock at the Effective Time (as defined below). The purpose of seeking stockholder approval of the Reverse Stock Split within the range set forth above (rather than a fixed ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. The board of directors believes it is in the best interests of the Company and our stockholders to grant such approval. If the stockholders approve the Reverse Stock Split Proposal, the board of directors, in its discretion, may elect to effect the Reverse Stock Split Proposal, or the board of directors may determine in its discretion not to proceed with the Reverse Stock Split Proposal. The Reverse Stock Split will only be effected after the board of directors (or a duly authorized committee of the board of directors) authorizes the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware and upon the filing and effectiveness of such amendment (the “Effective Time”). The form of the proposed amendment is attached to this proxy statement as Annex A. The board of directors reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Effective Time, even if stockholders approve such amendment at the Annual Meeting.

Reasons for the Reverse Stock Split Proposal

The board of directors recommends that the stockholders approve the Reverse Stock Split Proposal for the following reasons.

The Company may be subject to delisting from the Nasdaq if the Reverse Stock Split Proposal fails to obtain stockholder approval. The Company is currently not in compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), the Company’s common stock will become subject to delisting.

The board of directors has considered the potential harm to us and our stockholders if Nasdaq delists our common stock from Nasdaq. Delisting could adversely affect the liquidity of our common stock since alternative markets are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

We expect that the Reverse Stock Split, if implemented, would increase the closing price per share of our common shares above the $1.00 per share minimum price for the required number of days, thereby satisfying the Minimum Bid Price Requirement.

Improve Perception of Common Stock as an Investment Security. The board of directors believes that the Reverse Stock Split will likely result in a higher per share trading price, which is intended to generate greater investor interest in the Company and improve the marketability of the shares to a broader range of investors. In addition, we expect to realize meaningful savings in stock exchange listing, stockholder meeting costs and other administrative fees as a result of the reduction in outstanding shares of common stock.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company. The board of directors believes that the expected increase in the stock price as a result of the Reverse Stock Split would help increase broker interest in our common stock. We believe a higher share price could make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may affect its acceptability to certain professional investors and other members of the investing public. In particular, we believe that an increased share price would enable us to attract additional institutional investors and investment funds who may not consider purchasing our common stock due to our low trading price. For example, certain institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks, and brokerage firms may be reluctant to recommend lower-priced stocks to their clients. Further, the nature of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced securities, which may discourage trading in such lower-priced stocks. Moreover, a reduction in outstanding shares would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our common stock based on the number of shares actually traded. The combination of lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of our common stock, which we believe would benefit all stockholders.

Decrease Price Volatility. The board of directors believes that the intended increase in the stock price as a result of the Reverse Stock Split could decrease price volatility, as currently small changes in the price of common stock result in relatively large percentage changes in the stock price.

Current and Future Equity Financing. As of the Record Date, we had approximately unissued shares of common stock available for future issuance, of which are reserved for future issuance under our equity purchase agreement with Lincoln Park Capital Fund, LLC, outstanding equity awards under the Company’s 2020 Equity Incentive Plan, Series X Preferred Stock, and outstanding warrants. The Company may need to raise equity capital to have the necessary cash resources to fund operations. A Reverse Stock Split would provide the Company with additional authorized but unissued shares of common stock available which would provide the board of directors with flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, including:

We have received deficiency letters from Nasdaq relating to non-compliance with Nasdaq’s continued listing requirements. Our common stock could become subject to delisting from Nasdaq if we fail to regain compliance. On January 12, 2024, we received a notification letter from Nasdaq advising us that for 31 consecutive trading days preceding January 11, 2024, the bid price of our common stock had closed below the $1.00 per share minimum required for continued listing on Nasdaq. As a result of the Nasdaq panel imposing the Panel Monitor on the Company until December 20, 2024, we are not eligible for a grace period.

We requested a hearing before the Panel which took place April in 2024. This request stays any delisting action in connection with the notice and our common stock continues to be listed on Nasdaq until the Panel renders a decision subsequent to the hearing. At the hearing, we presented a plan to regain compliance with the Minimum Bid Price Requirement and requested that the Panel allow us additional time within which to regain compliance. While submitted a comprehensive plan to regain compliance and a request for for ann extension period in which to implement the plan, there can be no assurance that the Panel will grant our request for the additional time requested.

Any such delisting would likely have a negative effect on the price of our common stock and would impair the ability of stockholders to sell or purchase our common stock when they wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price, improve the liquidity of our common stock, prevent our common stock from dropping below the Minimum Bid Price Requirement or prevent future non-compliance with Nasdaq’s listing requirements.

The Reverse Stock Split may not increase the price of common stock. Although the board of directors expects that the Reverse Stock Split will result in an increase in the price of our common stock, the effect of the Reverse Stock Split cannot be predicted with certainty. Other factors, such as our financial results, the clinical development of our product candidates, market conditions and the market perception of our business, may adversely affect the stock price. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the stock price will increase following the Reverse Stock Split or that the stock price will not decrease in the future.

The Reverse Stock Split will facilitate the sale of additional shares of common stock which will dilute the ownership interest of existing holders of our common stock. We may need to raise capital by issuing additional shares of common stock, to have the necessary cash resources to fund operations. We are authorized in our Certificate of Incorporation to issue up to a total of 200,000,000 shares of common stock. As of April 15, 2024, we had issued shares and approximately unissued shares available for future issuance, of which are reserved for future issuance under our equity purchase agreement with Lincoln Park Capital Fund, LLC, outstanding equity awards under the Company’s 2020 Equity Incentive Plan, Series X Preferred Stock, and outstanding warrants. The Reverse Stock Split will reduce the number of issued shares of common stock and increase the shares of common stock available for future issuance by the Company. For example, if the board of directors adopts a 1-for-10 Final Ratio, the shares of common stock issued as of April 15, 2024 prior to the Reverse Stock Split, will be reduced to approximately issued shares of common stock post-Reverse Stock Split. In such a scenario, we would have unissued shares of common stock available for future issuance, of which approximately would be reserved for future issuance under our equity purchase agreement with Lincoln Park Capital Fund, LLC, outstanding equity awards under the Company’s Equity Incentive Plan, Series X Preferred Stock and outstanding warrants. All authorized but unissued shares that are not reserved for issuance would remain available for issuance by the board of directors to raise equity capital, at any time, at the board of directors’ discretion. If the board of directors were to authorize the issuance of any such shares, such issuances would dilute the ownership interests of existing holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that our future offerings will dilute their stockholdings in us.

Following the Reverse Stock Split, a “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze may lead to extreme price volatility in the shares of our common stock. As a result of the Reverse Stock Split, the total issued shares of common stock will be reduced by the Final Ratio. For example, if the board of directors adopts a 1-for-10 Final Ratio, the shares of common stock issued as of April 15, 2024 prior to the Reverse Stock Split will be reduced to approximately issued shares of common stock post-Reverse Stock Split. Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again, following the Reverse Stock Split, lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline.

The Reverse Stock Split could cause the market price of our common stock to decline due to the large number of shares of our common stock available for future sale. If the Reverse Stock Split Proposal is approved and the Reverse Stock Split is effectuated, more shares will be available for future issuance. For example, if the board of directors adopts a 1-for-10 Final Ratio, the number of issued shares of common stock of as of April 15, 2024 prior to the Reverse Stock Split, will be reduced to approximately issued shares of common stock post-Reverse Stock Split. In such a scenario, we would have unissued shares of common stock available for future issuance, of which approximately would be reserved for future issuance under our equity purchase agreement with Lincoln Park Capital Fund, LLC, outstanding equity awards under the Company’s Equity Incentive Plan, Series X Preferred Stock and outstanding warrants. Sales of substantial amounts of our common stock in the public market in future offerings or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. Further, the additional sale of our common stock by our officers or directors in the public market or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, resales by the investors of our common stock could have a significant impact on the market price of our common stock. We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions, investments, debt-for-equity exchanges or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock.

The Reverse Stock Split may not result in a sustained increase in the market price of our common stock. Although the board of directors expects that the Reverse Stock Split will result in an initial increase in the price of our common stock, the sustained effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with certainty. Factors such as our financial results, the clinical development of our product candidates, market conditions and the market perception of our business, may adversely affect the market price of our common stock notwithstanding the approval of the Reverse Stock Split. In addition, the Company may need to raise equity capital to have the necessary cash resources to fund operations. Since January 2, 2024, the market price of our common stock has decreased from $0.78 to $ on April 15, 2024. We already impletemted a reverse stock split in October 2023, and our stock price has continued to decline and there can be no assurance that our stock price will continue to decline if we implement the proposed reverse stock split. A declining market price of our common stock will decrease the amount of net cash proceeds the Company may raise in a financing in light of the limited amount of shares of common stock available for issuance by the Company. In addition, any sale of common stock by the Company may also adversely affect the market price of our common stock following the Reverse Stock Split. The continued downward pressure on the market price of our common stock may adversely affect the amount of net cash proceeds raised by the Company in any financing. As a result, a declining market price of our common stock may raise the likelihood that we would continue to, or will in the future, fail to comply with the Minimum Bid Price Requirement, which may ultimately result in the delisting of our common stock from the Nasdaq.

The Reverse Stock Split may decrease the trading market for common stock. Because the Reverse Stock Split will reduce the number of shares of common stock available in the public market, the trading market for common stock may be harmed, particularly if the stock price does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split may leave certain stockholders with “odd lots.” The Reverse Stock Split may result in some stockholders owning “odd lots” of fewer than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a shareholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of common stock held by you will also proportionately decrease as a result of the overall decline in value.

The board of directors considered all of the foregoing factors and determined that seeking stockholder approval for the Reverse Stock Split Proposal is in the best interests of the Company and the stockholders.

If the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved, the Company may put the Adjournment Proposal to a vote in order to seek time to obtain sufficient votes in support of the Reverse Stock Split Proposal. If the Reverse Stock Split Proposal is not approved, the Company may abandon the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split. In such case, it could significantly and negatively affect the Company’s ability to meet the Minimum Bid Price Requirement and the Company may be delisted from Nasdaq as a result of not being able to comply with the Minimum Bid Price Requrement.

If the Reverse Stock Split Proposal is Approved

General. If the Reverse Stock Split Proposal is approved and implemented, the principal effects would be that (i) the shares of common stock owned by a shareholder would be combined into one share of common stock based on the Final Ratio, with any fractional shares being treated as addressed below, and (ii) the total number of issued shares of common stock would decrease based on the Final Ratio.

The following table contains approximate information, based on share information as of April 15, 2024 (the Record Date), relating to our issued shares of common stock based on the range of Reverse Stock Split ratios to be authorized by our stockholders, without giving effect to the treatment of fractional shares:

		Number of Shares	Number of	Number of
		of Common	Shares of	Shares of
	Number of	Stock Issued	Common Stock	Common Stock
	Shares of	(including	Reserved	Authorized but
	Common Stock	Treasury	for Future	Unissued and
Status	Authorized	Shares)	Issuance	Unreserved
Pre-Reverse Stock Split	200,000,000
Post-Reverse Stock Split 1:2	200,000,000
Post-Reverse Stock Split 1:10	200,000,000
Post-Reverse Stock Split 1:25	200,000,000

The Reverse Stock Split would be effected simultaneously for all of our common stock, and the reverse stock split ratio would be the same for all shares of common stock. The Reverse Stock Split would affect all of the holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interests in the Company. Proportionate voting rights and other rights of the holders of common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares. Common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. We will not issue any fractional shares as a result of the Reverse Stock Split as described below in the paragraph titled “Fractional Shares.” Each stockholder will hold the same percentage of common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split other than the nominal effect of the treatment of fractional shares.

In addition, the Reverse Stock Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, except as a result of the treatment of fractional shares as described below. However, if our trading price increases or declines over time following the Reverse Stock Split, we will have a higher or lower market capitalization depending on that trading price.

Exchange Act and Stock Listing. After the Effective Time, we would continue to be subject to periodic reporting and other requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the common stock would continue to be listed on Nasdaq under the symbol “PXMD.”

New CUSIP Number. After the Effective Time, the post-Reverse Stock Split shares of common stock would have a new CUSIP number, which is a number used to identify our equity securities.

Effectiveness of Reverse Stock Split. The Reverse Stock Split, if approved by stockholders, would become effective upon the date determined by the board of directors and upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. It is expected that this filing will take place shortly following the Annual Meeting, assuming the stockholders approve the Reverse Stock Split Proposal. However, the exact timing of the filing of the Certificate of Amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Proposal if, at any time before the Effective Time, the board of directors, in its sole discretion, determines that it is no longer in our and our stockholders’ best interests to proceed with the Reverse Stock Split Proposal.

Effect on the Company Stock Plan. As of April 15, 2024, we reserved approximately shares of common stock in connection with our Plan and equity awards. Under the terms of the Company’s Plan, the Compensation Committee or the board of directors, as applicable, may, in its sole discretion, make equitable adjustments to the Plan in order to prevent dilution or enlargement of the benefits available under the Plan, which may include adjustments to the aggregate number and kind of shares that may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon the vesting or exercise of an outstanding awards granted under the Plan and the purchase price thereof (as applicable). In accordance with such provisions in the Plan, upon implementation of the Reverse Stock Split Proposal, the Compensation Committee or the board of directors, as applicable, is expected to make certain equitable adjustments to the number of shares issuable upon the vesting of outstanding restricted stock units, per share exercise price and the number of shares issuable upon the exercise of stock options under the Plan and proportionately adjust the aggregate number of shares reserved for issuance and the aggregate number of shares that may be issued pursuant to equity stock options based on the Final Ratio determined by the board of directors. In addition, pursuant to the authority provided under the Plan the Compensation Committee or the board of directors, as applicable, is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split Proposal, including any applicable technical, conforming changes to our Plan. The Compensation Committee or the board of directors will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Plan.

Effect on Authorized but Unissued Shares of Common Stock. Currently, we are authorized in our Certificate of Incorporation to issue up to a total of 200,000,000 shares of common stock. The total number of authorized shares of common stock will not change as a result of the Reverse Stock Split. As of April 15, 2024, we had shares of common stock outstanding. As described above, the Reverse Stock Split would have the effect of reducing the number of outstanding shares of common stock and the number of shares of common stock reserved for issuance pursuant to our stock plans. Therefore, because the total number of authorized shares of common stock will not change as a result of the Reverse Stock Split, upon the effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or reserved for issuance would increase. All authorized but unissued shares that are not reserved for issuance would remain available for issuance by the board of directors for general corporate purposes, at its discretion, without stockholder approval. If the board of directors were to authorize the issuance of any such shares, such issuances could dilute the ownership interests of holders of common stock and may also cause a decline in the trading price of our common stock.

Effect on Preferred Stock. The Reverse Stock Split will not affect the authorized number or par value of the shares of preferred stock of the Company (the “Preferred Stock”), which will remain at 10,000,000 and $0.0001, respectively. The conversion price of the Series X Preferred Stock will be adjusted such that the number of shares of common stock issuable upon conversion of the Series X Preferred Stock will be reduced in the same proportion as the Final Ratio. For example, if the board of directors adopts a 1-for-10 Final Ratio, the number of shares of common stock issuable upon the conversion of the Series X Preferred Stock will be decreased from an aggregate of 51,057 prior to the Reverse Stock Split to an aggregate of 5,106 post-Reverse Stock Split.

Effect on Common Stock Warrants. If the Reverse Stock Split is effected, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of warrants to purchase common stock into shares of common stock. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise or conversion, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the Final Ratio, subject to our treatment of fractional shares.

Potential Anti-Takeover Effect. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of common stock vis-à-vis the outstanding shares of common stock and could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the Reverse Stock Split Proposal providing for the Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend to the board of directors and stockholders a series of amendments to the Company’s Certificate of Incorporation. Other than the Reverse Stock Split Proposal for the Reverse Stock Split, the board of directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

Fractional Shares. To avoid having any fractional shares of common stock (i.e., less than one full share of common stock) outstanding as a result of the Reverse Stock Split, no fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the process; provided that fractional shares of common stock subject to outstanding equity awards shall be aggregated until, and eliminated at, the time of exercise or settlement by rounding-down for fractions that are less than one-half and rounding-up for fractions that are equal to or greater than one-half, in each case, unless otherwise determined by the Compensation Committee or the board of directors, as applicable, or as otherwise required by applicable law. Each holder of shares of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Effect on Par Value; Reduction in Stated Capital. The Reverse Stock Split will not affect the par value of our common stock and Preferred Stock, which will remain at $0.0001 per share of common stock and $0.0001 per share of Preferred Stock. As a result, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of common stock multiplied by the aggregate number of shares of common stock issued, will be reduced in proportion to the Final Ratio selected by the board of directors. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the common stock, will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Stock Split, the board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Appraisal or Dissenter’s Rights. Under Delaware law, holders of common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Proposal.

Effect on Registered and Beneficial Holders. If the Reverse Stock Split is effected, we intend to treat beneficial holders (i.e., stockholders who hold their shares in “street name” through a bank, broker or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker or other nominee and who have questions in this regard are encouraged to contact their banks, brokers or other nominees.

Effect on Registered Book-Entry Holders. Some of our registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders do not have stock certificates evidencing their ownership of common stock. Instead, they are provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action following the Effective Time in order for your shares to be adjusted to reflect the Reverse Stock Split, subject to the treatment of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold following the Effective Time.

Reservation of Right to Abandon the Reverse Stock Split Proposal

The board of directors reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Effective Time, even if stockholders approve such amendment at the Annual Meeting. By voting in favor of the Reverse Stock Split Proposal, stockholders are also expressly authorizing the board of directors to determine not to proceed with, and abandon, the Reverse Stock Split Proposal if it should so decide.

Interests of Directors and Executive Officers

Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of common stock. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different than or greater than those of any of our other stockholders.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is not intended as tax or legal advice. Each stockholder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to stockholders who hold their shares as capital assets within the meaning of Section 1221 of Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion is based on the current provisions of the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (“IRS”) with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of common stock will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of United States federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address special tax rules applicable to particular holders, such as:

●	persons who acquired our common stock as compensation for services;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);
●	persons required for United States federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;
●	persons for whom our shares of common stock, pre-funded warrants, or common stock purchase warrants constitute “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;
●	persons deemed to sell our common stock under the constructive sale provisions of the Code;
●	financial institutions;
●	brokers or dealers in securities;
●	tax-exempt organizations or tax-qualified retirement plans;
●	pension plans;
●	regulated investment companies or real estate investment trusts;
●	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
●	insurance companies;

●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid United States federal income tax;
●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
●	certain U.S. expatriates, former citizens, or long-term residents of the United States.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of securities that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a tax-free recapitalization under the Code. Assuming the Reverse Stock Split so qualifies, then generally, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by the stockholders that exchange their pre-split shares for post-split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The U.S. federal income tax consequences of the rounded-up share are unclear. A U.S. holder of a pre-split share may recognize income or gain to the extent that the value of the rounded-up share exceeds the tax basis of the post-split fractional share so “rounded-up.” Each U.S. holder should consult with their tax advisor with respect to the computation of gain or loss and adjusted tax basis in the shares issued in the Reverse Stock Split (including the rounded-up shares) based on their specific facts.

Required Vote

Approval of the Reverse Stock Split Proposal will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY THE DELAWARE GENERAL CORPORATION LAW

Our Certificate of Incorporation currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the duty of care, subject to certain exceptions. Our Board has determined that it is advisable and in the best interests of the Company to approve an amendment (the “Proposed Amendment”) to our Certificate of Incorporation to provide for exculpation of our officers as now permitted by the DGCL, and has directed that the Proposed Amendment be submitted for adoption and approval by the stockholders at the Annual Meeting. The full text of the Proposed Amendment is set forth in Annex B to this Proxy Statement.

Summary of Principal Changes

If this proposal is adopted, we will add Article IX to our Certificate of Incorporation to add officers to the exculpation provisions and provide officers with similar protections to those currently afforded members of the Board under Article VII of our Certificate of Incorporation, subject to the additional limitations of the DGCL. Our Board believes that the Proposed Amendment is necessary in order to continue to attract and retain experienced and qualified officers.

As amended, effective August 1, 2022, Section 102(b)(7) of the DGCL provides that only certain officers may be entitled to exculpation; namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the Company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

Similar to the existing exculpation provided members of the Board under the Company’s current Certificate of Incorporation, the Proposed Amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. Furthermore, pursuant to Section 102(b)(7) of the DGCL, the Proposed Amendment would allow for the exculpation of the officers specified above only in connection with direct claims brought by stockholders, including class actions, but would not eliminate such officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

This description of the Proposed Amendment is only a summary of those amendments and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article IX of our Certificate of Incorporation a copy of which is attached to this proxy statement as Annex B. Other than the addition of Article IX by the Proposed Amendment, the remainder of the Certificate of Incorporation will remain unchanged. If the Proposed Amendment is approved by the stockholders, the Proposed Amendment will become effective upon filing of the Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State, which the Company intends to file promptly following the Annual Meeting if the requisite votes are obtained.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares of our common stock. Broker non-votes and abstentions will have the effect of votes against the proposal. The Board recommends that stockholders vote FOR the approval of an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by the Delaware General Corporation Law.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Marcum LLP as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2024 and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal. In the event that Marcum LLP is not ratified by our stockholders, the audit committee will review its future selection of Marcum LLP as our independent registered public accounting firm.

Marcum LLP audited our financial statements for the fiscal year ended December 31, 2023. Representatives of Marcum LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. The following table provides information regarding the fees billed for professional services rendered by Marcum LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Audit fees(1)	$194,180	$232,971
Tax fees(2)	$5,400	$5,235
Total fees	$199,580	$238,206

(1)

Consists of services rendered in connection with the audit of our financial statements, including audited financial statements presented in our Registration Statement on Form S-1, review of the interim financial statements and services normally provided in connection with regulatory filings. Included in Audit fees is an aggregate of $75,859 of services rendered in connection with our initial public offering, which closed in August 2022.

(2)	Consists of fees billed for professional services in connection with the preparation of our tax returns, including the services for our research and development tax credit analysis.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above for 2023 were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL FOUR.

PROPOSAL FIVE: THE ADJOURNMENT PROPOSAL

If at the Annual Meeting the number of shares of common stock present or represented and voting in favor of the Reverse Stock Split Proposal is insufficient to approve the proposal, our management may move to adjourn the Annual Meeting in order to enable the board of directors to continue to solicit additional proxies in favor of the Reverse Stock Split Proposal. In that event, you will be asked to vote only upon the Adjournment Proposal and not on the Reverse Stock Split Proposal.

In this proposal, we are asking you to authorize the holder of any proxy solicited by the board of directors to vote in favor of adjourning the Annual Meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal, including the solicitation of proxies from stockholders that have previously voted against the proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Annual Stock Split Proposal have been received, we could adjourn the Annual Meeting without a vote on the Reverse Stock Split Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Reverse Stock Split Proposal.

Required Vote

Approval of the Adjournment Proposal will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 15, 2024 by:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

Percentage ownership of our common stock is based on 7,465,629 shares of our common stock outstanding on March 15, 2024. Unless noted otherwise, the address of all listed stockholders is 303 South Broadway, Suite 125, Tarrytown, New York, 10591.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
	Owned (#)(2)	Owned (%)(3)
Name of Beneficial Owner (1)
5% Stockholders
TariMed Sciences, LLC(4)	431,574	5.8%
Big Bear Ventures(5)	741,065	6.1%
Directors and Named Executive Officers
Michael Derby(6)	452,753	6.1%
Howard J. Weisman	34,748	*
Stephen D. Sheldon(7)	11,243	*
David W. Hough	5,905	*
Zachary Rome	10,244	*
Karen LaRochelle	2,255	*
John F. Coelho	4,408	*
Charles J. Casamento	2,386	*
All executive officers and directors as a group (7 individuals)	71,159	1.0%

*	Less than 1.0%.
(1)	The address of each officer and director is 303 South Broadway, Suite 125 Tarrytown, NY 10591.
(2)

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act, which is generally determined by voting power and/or dispositive power with respect to securities. Unless otherwise noted, the shares of common stock listed above are owned as of the date of this prospectus, and are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them, unless otherwise noted.

(3)

Percentage ownership is based on 7,465,629 shares of common stock issued and outstanding as of March 15, 2024. RSUs that vest within 60 days of this proxy statement are deemed to be beneficially owned by the persons holding those RSUs for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

(4)

Michael Derby is the Managing Partner of TardiMed and has sole voting and dispositive control over the shares of our common stock held by TardiMed. As a result, Mr. Derby may be deemed to beneficially own the shares of our common stock held by TardiMed. The address of TardiMed is 303 South Broadway, Suite 125 Tarrytown, NY 10591.

(5)

The number of shares of common stock beneficially owned by Big Bear Ventures includes 285,066 shares of common stock issuable upon conversion of pre-funded warrants and excludes 29,165 shares of common stock as a result of beneficial ownership limitation provisions contained in certain of their security instruments. James Mindala is a member of Big Bear Ventures and has voting and dispositive control over the shares of our common stock held by Big Bear Ventures. The address of Big Bear Ventures is 1507 NE 6th Court, Fort Lauderdale, FL 33304.

(6)Consists of 21,179 shares owned by Mr. Derby and 431,574 held by TardiMed, of which Mr. Derby is the Managing Partner.

(7)	Consists of 10,137 shares owned by Mr. Sheldon and 1,106 shares held by The Sheldon Family Trust.

EXECUTIVE OFFICERS

Our executive officers and their ages as of April 15, 2023 and positions with PaxMedica are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Howard J. Weisman	64	Chairman of the Board and Chief Executive Officer
Stephen D. Sheldon	44	Chief Financial Officer and Chief Operating Officer
David W. Hough	67	Chief Medical Officer

Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors.

Howard J. Weisman. For a brief biography of Mr. Weisman please see “Proposal One: Election of Director-Continuing Directors.”

Stephen D. Sheldon has served as our Chief Financial Officer since July 2022. Since January 2015, Mr. Sheldon has served as the Chief Executive Officer of Indochina Healthcare Co. Ltd., a pharmaceutical company based in Thailand. Mr. Sheldon received a Bachelor of Arts in Computer Science and Visual Arts from Bowdoin College and a Master of Business Administration in Finance from Thunderbird School of Global Management.

David W. Hough has served as our Chief Medical Officer since August 2023, serving as a consultant from April 2022 to August 2023 and serving as our Chief Medical Officer from April 2020 to April 2022. He is a neuroscience clinical development consultant who previously served as Vice President at Janssen Research and Development (a Johnson & Johnson company) and in various leadership roles over a 17-year span between June 2002 and January 2020. Most recently, Dr. Hough was the compound development team leader for SPRAVATO® for treatment-resistant depression, overseeing the development program through two severe mood disorders indications. He was responsible for medical, scientific, manufacturing, quality, preclinical, and commercial aspects of the program. Prior to that he was the schizophrenia disease area leader and the development team leader for paliperidone. Dr. Hough played a pivotal role in the development programs for oral INVEGA®, INVEGA SUSTENNA® and XEPLION® for schizophrenia. Dr. Hough is a graduate of West Point and board certified in psychiatry.

EXECUTIVE COMPENSATION

Our named executive officers for 2023, which consist of our principal executive officer, the next two most highly compensated executive officers, and up to two exeucitve officers who would have been among the next two most highly compensated executive officers but for the fact that they were not serving as executive officers as of December 31, 2023, are:

●	Howard J. Weisman, our Chairman of the Board and Chief Executive Officer.
●	Stephen D. Sheldon, our Chief Financial Officer and Chief Operating Officer.
●	David W. Hough, our Chief Medical Officer.
●	Michael Derby, our Former Executive Chairman.
●	Zachary Rome, our former Chief Operating Officer and current Director.

Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by and paid to each of our named executive officers during 2023:

				Non-Equity
				Incentive Plan		Stock	All other
		Salary		Compensation		Awards (1)	compensation
Name and Principal Position	Year	($)		($)		($)	($)		Total ($)
Howard J. Weisman	2023	478,125		239,075		333,024	—		1,050,224
Chief Executive Officer	2022	400,000		240,000		3,368,752	—		4,008,752
Stephen D. Sheldon	2023	325,000		125,854		185,020	—		635,874
Chief Financial Officer	2022	54,583		—		367,050	80,000	(2)	581,633
David W. Hough (2)	2023	75,938		80,556	(3)	69,010	41,275	(4)	388,610
Chief Medical Officer	2022	87,500	(5)	—		—	—		87,500
Michael Derby (3)	2023	208,125		103,732		277,515	41,250	(6)	671,872
Former Executive Chairman	2022	325,000		162,500		2,021,250	—		2,508,750
Zachary Rome (4)	2023	64,038		31,917		185,020	41,250	(7)	363,475
Former Chief Operating Officer	2022	100,000		50,000		2,021,250	—		2,171,250

(1)

Consists of restricted stock units issued pursuant to the Amended and Restated 2020 Omnibus Equity Incentive Plan. In accordance with SEC rules, this column reflects the aggregate grant date fair value of the restricted stock units granted during 2022 and 2023. These amounts have been computed in accordance with FASB ASC Topic 718.

(2)	Consists of consulting fees paid during 2022 prior to appointment as Chief Financial Officer in November 2022.
(3)	Consists of Bonus Payment earned during 2023.
(4)	Consists of consultant fees paid during 2023 prior to appointment as Chief Medical Officer in August 2023.
(5)	Consists of salary paid during 2022 prior to resignation in April 2022.
(6)

Consists of 50% of the consulting fees paid to TardiMed during 2023 subsequent to his resignation from the Board and as Executive Chairman in August 2023. See “Certain Relationships and Related Party Transactions.”

(7) Consists of 50% of the consulting fees paid to TardiMed during 2023 subsequent to his resignation as Chief Operating Officer. See “Certain Relationships and Related Party Transactions.”

Narrative Disclosures to Summary Compensation Table

The primary elements of compensation for our named executive officers are base salary, cash performance bonuses and equity-based compensation. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent, which is fundamental to our success. These elements of compensation have historically been established by the Compensation Committee based upon their general knowledge of market conditions and is intended to reflect each executive’s role and responsibilities.

Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.

Annual Base Salary

Our Compensation Committee uses base salaries to recognize the experience, skills, knowledge and responsibilities required of our executive officers. The base salaries for our executive officers were initially established through review and negotiation at the time of hiring, and thereafter are periodically reviewed for possible increase, in each case taking into account the executive officer’s qualifications, experience, scope of responsibilities and competitive market compensation paid by other companies for similar positions within the industry. The chart below reflects the annual base salary rates that were in effect as of December 31, 2023 approved by our Compensation Committee for each NEO. Base salaries are reviewed by the Compensation Committee annually based on performance and other factors.

Base Salary
Howard J. Weisman	$525,000
Stephen D. Sheldon	$365,000
David W. Hough (1)	$202,500

(1)	Mr. Hough was appointed as the Company’s Chief Medical Officer in August 2023 and the Compensation Committee established his base salary a 202,500 effective on that date. Mr. Hough had been a consultant with the Company priort to that date. See “Summary Compensation Table” above for his total 2023 Compensation.

2023 Non-Equity Incentive Plan Compensation

We have an annual goal-setting and review process for our executive officers that is the basis for determining potential annual bonuses for our NEOs. Our Compensation Committee sets our annual financial objectives for the year as well as strategic and operational goals which are aligned with our strategic plan and operating budget approved by the Board.

Our employment arrangements with our executive officers provide that they will be eligible for annual performance-based bonuses based on achievement of the financial, strategic and/or operational objectives established by the Compensation Committee. Pursuant to the terms of their employment agreements, the target bonus opportunities for our NEOs expressed as a percentage of annual base salary as of December 31, 2023 are: Mr. Weisman 50%, Mr. Sheldon 40% and Mr. Hough 40%.

The Compensation Committee assessed Company performance for 2023 with respect to each of the performance metrics and determined achievement against those metrics. The Compensation Committee determined to award the bonus amounts to our NEOs for 2023 set forth in the Summary Compensation Table above under “Non-Equity Incentive Plan Compensation.”

Stock Awards

The Compensation Committee determined to award long-term incentive awards in the form of RSUs in order to demonstrate the Company’s pay-for-performance philosophy. RSUs are designed to motivate our NEOs to increase stockholder value and are subject to time-based vesting restrictions generally requiring our NEOs to remain in our employment during the vesting period. Only RSUs were awarded to senior management for 2023 as part of our regular cycle long-term incentive plan. As part of its regular annual cycle long-term incentive grant program, the Company granted 10,589, 5,883, 1,765, 8,824 and 5,833 RSUs to Mr. Weisman, Mr. Hough, Mr. Derby and Mr. Rome, respectively, in April 2023. The Company granted 5,883 RSUs to Mr. Hough in October 2023.

Other Benefits and Perquisites

All of our full-time colleagues, including our named executive officers, are eligible to participate in a standard suite of health plans.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Executive Employment Arrangements

We have entered into employment agreements with each of our named executive officers, as further described below. Each of our named executive officers’ employment is “at-will” and may be terminated at any time.

Mr. Weisman. On March 4, 2020, we entered into an offer letter agreement with Howard J. Weisman, pursuant to which Mr. Weisman commenced employment as our Chief Executive Officer on March 15, 2020. The letter agreement provides the following:

●	A base salary of $400,000 per year;
●	An annual bonus target of 50% of base salary; and
●	A grant of Value Appreciation Rights (“VARs”) (at the fair market value at the grant date) equivalent to 5% (on a fully diluted basis as of the grant date) of our common equity.

In satisfaction of the VARs due to Mr. Weisman under his offer letter agreement, on May 1, 2020, we granted to Mr. Weisman stock options to purchase 42,435 shares of our common stock under the 2020 Plan, which were eligible to vest 25% on March 15, 2021, and 2.0833% on each monthly anniversary of such date thereafter. On December 22, 2020, these options were canceled in full prior to any exercise thereof. On January 1, 2022, Mr. Weisman was granted 25,981 restricted stock units, where the restricted stock units provide that 33.34% of each of the restricted stock unit grants would vest on May 1, 2022, with an additional 8.3325% of each grant vesting on August 1, 2022, and each three-month anniversary of such date thereafter, provided that if neither (i) the expiration of the 6-month period following an “initial public offering” (as defined in the award agreement, and which occurred upon the consummation of our initial public offering) nor (ii) a “change in control” (as defined in the 2020 Plan) has occurred prior to the applicable vesting date, any restricted stock units that would have vested shall not vest until such expiration of the 6-month period following an “initial public offering” or “change in control” occurs. Accordingly, all restricted stock units that would have vested, prior to the expiration of the six-month period following our initial public offering, shall vest on February 26, 2022. Vesting in all cases is subject to the grantee’s continued employment with the Company or a subsidiary thereof on the applicable vesting date. In addition, such restricted stock units vest in full upon a termination of employment by the Company without cause, and also vest in full upon a change in control (provided that no termination of employment has occurred prior to such change in control).

Mr. Weisman is also party to a customary confidentiality and intellectual property assignment agreement with us, pursuant to which, he has confirmed his understanding and agreement that any and all intellectual property and trade secrets (i) related to our business and (ii) contained in our products or systems that he has created, developed or otherwise produced or caused to be produced or delivered to us, or will so do in the future, is our property or will be assigned to us. Mr. Weisman has also agreed to take all further acts that may be necessary to transfer, perfect, and defend our ownership of such property.

In August 2022 we granted Mr. Weisman 11,764 restricted stock units, one-third of which vest on the one-year anniversary of our initial public offering, with the remaining restricted stock units vesting on a quarterly basis over the following two years. The terms of the restricted stock units were subsequently amended to provide that, the settlement date of each restricted stock unit granted shall settle, if vested in accordance with the applicable terms of the restricted stock unit award, on or before March 1, 2023, provided that in all events any such settlements shall occur on or before March 15, 2023.

Effective January 1, 2023, the Company entered into an employment agreement with Mr. Weisman, pursuant to which Mr. Weisman is eligible to receive an annual salary of $450,000 and is eligible to participate in the Company’s annual bonus plan, with a target bonus of 50% of his base salary. Mr. Weisman is also eligible to participate in the 2020 Plan and shall receive a signing bonus in an amount equal to $40,000. The initial term of the Employment Agreement is two (2) years (the “Initial Term”), which may be automatically extended for successive one-year periods on each anniversary of the effective date following the Initial Term unless either party elects not to extend the employment agreement.

On April 13, 2023, Mr. Weisman was granted 10,589 restricted stock units, where the restricted stock units one-third of which vest on the one-year anniversary of the grant, with the remaining restricted stock units vesting on a quarterly basis over the following two years. The terms of the restricted stock units were subsequently amended to provide that, the settlement date of each restricted stock unit granted shall settle on the day after the filing of the 10-K on March 11, 2024.

On August 16, 2023, Mr. Weisman was appointed as the Chairman of the Board of the Company in addition to his role as Chief Executive Officer. Mr. Weisman was then eligble to receive an annual salary of $525,000 and is eligible to participate in the Company’s annual bonus plan, with a target bonus of 50% of his base salary, on a proated basis for 2023 and in full for 2024.

Mr. Weisman’s employment agreement provides that if Mr. Weisman’s employment is terminated by us without cause, or by him for good reason, he will receive (i) his earned but unpaid annual bonus with respect to the fiscal year ending on or preceding the date of termination, (ii) continuation of his base salary payments for twelve months following his termination of employment, and (iii) continued participation in the Company’s group health plan for six months following his termination of employment, provided that he is eligible and remains eligible for COBRA coverage, in each case subject to certain conditions, including the execution of a release of all claims against the Company.

Stephen D. Sheldon. On July 16, 2022, we entered into a consulting agreement with Stephen D. Sheldon, pursuant to which Mr. Sheldon commenced his engagement as our interim part-time Chief Financial Officer and Principal Accounting Officer. Pursuant to the consulting agreement, Mr. Sheldon received a grant of 883 restricted stock units, vesting on December 31, 2022

On November 19, 2022, we entered into an employment agreement with Mr. Sheldon, which terminated his consulting agreement. Under his Employment Agreement, which is effective as of November 1, 2022, Mr. Sheldon is eligible to receive an annual salary of $325,000 and is eligible to participate in the Company’s annual bonus plan, with a target bonus of 35% of his base salary. The initial term of the employment agreement is two (2) years, which may be automatically extended for successive one-year periods on each anniversary thereafter unless either party elects not to extend his employment agreement. Pursuant to his employment agreement, Mr. Sheldon received a grant of 7,942 restricted stock units, which are subject to time-based vesting with one-third of the restricted stock units vesting on the one-year anniversary of his employment with us, followed by 8.3325% of the remaining restricted stock units vesting on a quarterly basis thereafter, subject to Mr. Sheldon’s continuous employment with us as of such vesting dates.

On April 13, 2023, Mr. Sheldon was granted 5,883 restricted stock units, where the restricted stock units one-third of which vest on the one-year anniversary of the grant, with the remaining restricted stock units vesting on a quarterly basis over the following two years. The terms of the restricted stock units were subsequently amended to provide that, the settlement date of each restricted stock unit granted shall settle on the day after the filing of the 10-K on March 11, 2024.

On August 16, 2023, Mr. Sheldon was appointed as the Chief Operating Officer of the Company in addition to his role as Chief Financial Officer. Mr. Sheldon was then eligble to receive an annual salary of $365,000 and is eligible to participate in the Company’s annual bonus plan, with a target bonus of 40% of his base salary, on a proated basis for 2023 and in full for 2024.

Mr. Sheldon’s employment agreement provides that if his employment is terminated by us without cause, or by him for good reason, he will receive (i) his earned but unpaid annual bonus with respect to the fiscal year ending on or preceding the date of termination, (ii) continuation of his base salary payments for six months following his termination of employment, and (iii) continued participation in our group health plan for six months following his termination of employment, provided that he is eligible and remains eligible for COBRA coverage, in each case subject to certain conditions, including the execution of a release of all claims against us.

Michael Derby. On June 25, 2020, we entered into an offer letter agreement with Michael Derby, pursuant to which Mr. Derby commenced employment as our Executive Chairman of the Board of Directors on July 1, 2020. The letter agreement provides the following:

●	Part-time employment of up to 20 hours per week;
●	A base salary of $325,000 per year;
●	An annual bonus target of 50% of base salary; and
●	An agreement by Mr. Derby not to compete with us in any capacity on any product candidate or product in the field of neurodevelopment as long as Mr. Derby is employed by us.

The offer letter agreement with Mr. Derby has an initial two-year term, with automatic one-year renewals, unless terminated sooner by us or Mr. Derby. Pursuant to his offer letter agreement, upon a termination of employment by the Company without cause, the Company will pay Mr. Derby the maximum accrued but unpaid bonus, calculated through the date of termination, promptly following such termination.

Mr. Derby resigned from the Board of Directors of PaxMedica, Inc. (the “Company”) effective August 21, 2023. Mr Derby also resigned from his executive position as Executive Chairman of the Board of the Company effective August 21, 2023.

On April 13, 2023, Mr. Derby was granted 8,824 restricted stock units, where the restricted stock units one-third of which vest on the one-year anniversary of the grant, with the remaining restricted stock units vesting on a quarterly basis over the following two years. The terms of the restricted stock units were subsequently amended to provide that, the settlement date of each restricted stock unit granted shall settle on the day after the filing of the 10-K on March 11, 2024.

Mr. David W. Hough. On November 1, 2022 we entered into a consulting agreement with David W. Hough, pursuant to which Mr. Hough commenced his engagement as our Consultant, Mr. Hough received an hourly rate of $300 and hour fore services rendered.

On April 24, 2023, Mr. Hough was granted 1,765 restricted stock units, where the restricted stock units vesting on July 1, 2023.

On August 16, 2023 we entered into an employment agreement with Mr. Hough, which terminated his consulting agreement. Under his Employment Agreement, which is effective as of August 16, 2023, Mr. Hough is eligible to receive an annual salary of $202,500 and is eligible to participate in the Company’s annual bonus plan, with a target bonus of 40% of his base salary. The initial term of the employment agreement is two (2) years, which may be automatically extended for successive one-year periods on each anniversary thereafter unless either party elects not to extend his employment agreement. Pursuant to his employment agreement, Mr. Hough received a grant of 5,883 restricted stock units, which are subject to time-based vesting on a quarterly basis, subject to Mr. Hough’s continuous employment with us as of such vesting dates. The terms of the restricted stock units were subsequently amended to provide that, the settlement date of each restricted stock unit granted shall settle on the day after the filing of the 10-K on March 11, 2024.

Mr. Zachary Rome. On June 25, 2020 we entered into a Employment offer with Zachary Rome, pursuant to which Mr. Rome commenced employment as our Chief Operating Officer. The letter agreement provides the following:

●	Part-time employment of up to 20 hours per week;
●	A base salary of $100,000 per year;
●	An annual bonus target of 50% of base salary; and
●	An agreement by Mr. Rome not to compete with us in any capacity on any product candidate or product in the field of neurodevelopment as long as Mr. Rome is employed by us.

The offer letter agreement with Mr. Rome has an initial two-year term, with automatic one-year renewals, unless terminated sooner by us or Mr. Derby. Pursuant to his offer letter agreement, upon a termination of employment by the Company without cause, the Company will pay Mr. Rome the maximum accrued but unpaid bonus, calculated through the date of termination, promptly following such termination.

Mr. Rome resigned from his executive position as Chief Operating Officer of the Company effective August 21, 2023.

On April 13, 2023, Mr. Rome was granted 5,883 restricted stock units, where the restricted stock units one-third of which vest on the one-year anniversary of the grant, with the remaining restricted stock units vesting on a quarterly basis over the following two years. The terms of the restricted stock units were subsequently amended to provide that, the settlement date of each restricted stock unit granted shall settle on the day after the filing of the 10-K on March 11, 2024.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

		Number of	Market Value of
		Securities That	Securities That
Name	Grant Date	Have Not Vested	Have Not Vested
Howard J. Weisman	01/01/2022	4,329	$3,277
	08/26/2022	6,682	$5,058
	04/13/2023	10,589	$8,016

Stephen D. Sheldon	11/19/2022	5,294	$4,008
	04/13/2023	5,883	$4,453

Michael Derby	01/01/2022	2,589	$1,960
	08/26/2022	4,117	$3,117
	04/13/2023	8,824	$6,680

David Hough	10/23/2023	5,883	$4,453

Zachary Rome	01/01/2022	2,589	$1,960
	08/26/2022	4,117	$3,117
	04/13/2023	5,883	$4,453

For Mr. Weisman: 4,329 of which were granted on August 26, 2022 and were originally scheduled to vest on January 26, 2024 and April 26, 2024, (ii) 6,862 of which were granted on August 26, 2022 and were originally scheduled to vest in equal installments on February 26, 2024, May 26, 2024, August 26, 2024, November 26, 2024, February 26, 2025, May 26, 2025 and August 26, 2025 and (iii) 10,589 of which were granted on April 13, 2023 and were originally scheduled to vest as follows: 3,531 shares on April 13, 2024, with the remainder vesting in equal installments on July 13, 2024, October 13, 2024, January 13, 2025, April 13, 2025, July 13, 2025, October 13, 2025, January 13, 2026 and April 13, 2026.

For Mr. Sheldon: 10,515 RSUs, (i) 4,632 of which were granted on November 19, 2022 and were originally scheduled to vest in equal installments on February 19, 2024, May 19, 2024, August 19, 2024, November 19, 2024, February 19, 2025, May 19, 2025, August 18, 2025 and November 19, 2025 and (ii) 5,883 of which were granted on April 13, 2023 and were originally scheduled to vest as follows: 1,962 shares on April 13, 2024 with the remainder vesting in equal installments on July 13, 2024, October 13, 2024, January 13, 2025, April 13, 2025, July 13, 2025, October 13, 2025, January 13, 2026 and April 13, 2026.

For Mr. Derby: 2,589 of which were granted on August 26, 2022 and were scheduled to vest on January 26, 2024 and April 26, 2024, (ii) 4,117 of which were granted on August 26, 2022 and were scheduled to vest in equal installments on February 26, 2024, May 26, 2024, August 26, 2024, November 26, 2024, February 26, 2025, May 26, 2025 and August 26, 2025 and (iii) 8,824 of which were granted on April 13, 2023 and were scheduled to vest as follows: 2,942 shares on April 13, 2024, with the remainder vesting in equal installments on July 13, 2024, October 13, 2024, January 13, 2025, April 13, 2025, July 13, 2025, October 13, 2025, January 13, 2026 and April 13, 2026.

For Dr. Hough: 5,883 RSUs granted on October 23, 2023 and were originally scheduled to vest in equal installments on February 16, 2024, May 16, 2024, August 16, 2024, November 16, 2024, February 16, 2025, May 16, 2025, August 16, 2025, November 16, 2025, February 16, 2026, May 16, 2026 and August 16, 2026.

For Mr. Rome: 1,960 of which were granted on August 26, 2022 and were scheduled to vest on January 26, 2024 and April 26, 2024, (ii) 3,117 of which were granted on August 26, 2022 and were scheduled to vest in equal installments on February 26, 2024, May 26, 2024, August 26, 2024, November 26, 2024, February 26, 2025, May 26, 2025 and August 26, 2025 and (iii) 5,883 of which were granted on April 13, 2023 and were scheduled to vest as follows: 1,962 shares on April 13, 2024, with the remainder vesting in equal installments on July 13, 2024, October 13, 2024, January 13, 2025, April 13, 2025, July 13, 2025, October 13, 2025, January 13, 2026 and April 13, 2026.

Subsequent to December 31, 2023, to reduce the administrative burden and expense associated with monthly vesting, the Board of PaxMedica approved the acceleration of vesting of certain RSUs listed above. All RSUs that were not vested as of March 11, 2024 vested on March 12, 2024.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the following equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”).

The following table presents information as of December 31, 2023 with respect to compensation plans under which shares of our common stock may be issued.

	(a)	(b)		(c)
Number of
securities
remaining
available for
future issuance
	Number of	Weighted-		under equity
	securities to be	average		compensation
	issued upon	exercise price		plans (excluding
	exercise of	of outstanding		securities
	outstanding	securities		reflected in
Plan Category	securities	($)		column(a))
Equity compensation plans approved by security holders	86,745	—	(1)	10,403
Total	86,745	—		10,403

(1)	All outstanding awards are restricted stock units, which have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal One: Election of Directors-Director Compensation,” respectively, since January 1, 2022, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control and other arrangements, which are described under “Executive Compensation.”

For the period from January 1, 2022, through the date of this proxy statement, described below are certain transactions or series of transactions between us and certain related persons.

Rent and Administrative Services Agreement

We have paid TardiMed $20,000 a month in exchange for services provided by TardiMed pursuant to a Rent and Administrative Services Agreement entered into on July 1, 2020, which was subsequently amended on November 1, 2020. Pursuant to the Rent and Administrative Services Agreement, TardiMed will provide us with use of its offices as needed. In addition, TardiMed will provide us access on its premises to administrative services including internet and telephone communications, courier or mail services, office storage, supplies and administrative personnel services (including management of payroll, accounts receivable and accounts payable, expense tracking and reimbursement, travel management and logistics, and other administrative services), as well as the advancement of certain of our research and development expenses.

Michael Derby, our former Executive Chairman of the Board, and Zachary Rome, our forer Chief Operating Officer and a current director, are currently associated with TardiMed. TardiMed is controlled by Mr. Derby. The current term of the Rent and Administrative Services Agreement expires on July 1, 2024 and is renewable annually thereafter as mutually agreed upon by us and TardiMed. The Rent and Administrative Services Agreement was negotiated at arm’s length.

Consulting Agreement

We have paid TardiMed $55,000 a quarter in exchange for services provided by TardiMed pursuant to a Consulting Agreement entered into on August 15, 2023. TardiMed will provide us with services related to the Company’s pre-clinical and clinical development of the medication PAX-101, the Company’s effort to gain registration of PAX-101, the Company’s business development activities and patent and other intellectual property filings, and other Company matters in which the Company and the Service Provider believes he can render valuable assistance. The total amount paid to TardiMed in 2023 pursuant to this agreement was $87,500.

Michael Derby, our former Executive Chairman of the Board, and Zachary Rome, our former Chief Operating Officer and a current director, are currently associated with TardiMed. TardiMed is controlled by Mr. Derby. The current term of the Consulting Agreement is expected to run through September 15, 2024 and can be terminated upon thirty (30) day written notice by us or TardiMed. The Consulting Agreement was negotiated at arm’s length and approved by the Audit Committee.

Data Sharing Agreement

In June 2023, we entered into a Research Collaboration Agreement with PoloMar Health (“PoloMar”) for Phase II clinical trial in Autism Spectrum Disorder (ASD) for emodin, is a naturally occurring anthraquinone derivative. In 2019, we completed several in vivo animal studies in a mouse model of autism and demonstrated positive results for emodin in several measures of cognition, memory, and behavior. These findings were the basis of a patent filing that was initiated that same year by the Company. PoloMar will be the sponsor of the U.S.-based trial for Emodin, and will, provide the funding for the trial. Under the terms of the agreement PoloMar retains rights to develop and commercialize any non-prescription supplement form of the product, while we retain exclusive rights to develop and commercialize a highly purified form of emodin as a prescription pharmaceutical product following FDA and other regulatory authorities’

guidance. PoloMar is a related party due to their ownership by TardiMed Sciences. We have paid PoloMar $100,000 during 2023 in funding to support the clinical trial and may provide limited clinical operations support. This agreement was was negotiated at arm’s length and approved by the Audit Committee.

Other Arrangements and Transactions with TardiMed

On August 5, 2022, we entered into an exchange agreement with TardiMed, pursuant to which we agreed to exchange all shares of TardiMed’s outstanding Series Seed Preferred Stock into an aggregate of 86,227 shares of our common stock immediately prior to the effectiveness of the Form S-1 registration statement filed on August 10, 2022.

On August 30, 2022, TardiMed purchased 5,589 shares of our common stock in our initial public offering for an aggregate purchase price of $498,750 (or $89.25 per share of common stock, the price to the public in the our initial public offering).

Employment Agreements

We have entered into employment agreements with each of our executive officers. See “Executive Compensation-Executive Employment Agreements” for a further discussion of these arrangements.

Director and Officer Indemnification and Insurance

We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance.

Policies and Procedures for Transactions with Related Persons

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

Our audit committee has reviewed and discussed with our management and Marcum LLP our audited financial statements for the fiscal year ended December 31, 2023. Our audit committee has also discussed with Marcum LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.

Our audit committee has received and reviewed the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with Marcum LLP its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2023 filing with the SEC.

Submitted by the Audit Committee

Charles J. Casamento, Chairman

Karen LaRochelle

John Coelho

ADDITIONAL INFORMATION

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

PaxMedica, Inc.

303 South Broadway, Suite 125

Tarrytown, NY 10591

Attn: Corporate Secretary

Our annual report on Form 10-K for the fiscal year ended December 31, 2023, is also available at https://www.paxmedica.com/investors under “SEC Filings” in the “Investors” section of our website.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors,

/s/ Howard J. Weisman

Howard J. Weisman

Chairman of the Board and Chief Executive Officer
Tarrytown, New York

, 2024

ANNEX A

 FORM OF CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
PAXMEDICA, INC.

PaxMedica, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Effective upon the filing of this amendment (the “Effective Time”) to the Corporation’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), each [•]* shares of common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number.

SECOND: The Board of Directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation, declaring said amendment to be advisable and providing for the consideration of such amendment at a annual meeting of stockholders of the Corporation.

THIRD: On      , 2024, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed as of this [•] day of [•], 2024.

PAXMEDICA, INC.

By:
Name:
Title:

* This amendment approves the Reverse Stock Split of the Corporation’s Common Stock, at a ratio in the range of 1-for-2 to 1-for-25. By approving this amendment, the stockholders of the Corporation would be deemed to approve any ratio within the range referred to above as determined by the board of directors in its sole discretion.

ANNEX B

PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION, AS AMENDED

ARTICLE IX: EXCULPATION AND INDEMNIFICATION OF OFFICERS.

To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended,  no officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained in this Article IX shall eliminate or limit the liability of a officer (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the General Corporation Law, or (iv) for any transaction from which the officer derived an improper personal benefit. No repeal or modification of this Article IX shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, an officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the General Corporation Law is amended hereafter to authorize the further elimination or limitation of liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law, as so amended.

01 - Karen LaRochelle For Against Abstain 1PCF Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03ZELB + + A Proposals — The Board of Directors recommends a vote FOR the director nominee and FOR Proposals 2, 3, 4, and 5 2. To approve an amendment to PaxMedica, Inc.’s (the “Company” or “PaxMedica”) Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) to effect, at the discretion of the board of directors, a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share, at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined at the discretion of the board of directors at any time prior to May 22nd, 2025 (the “Reverse Stock Split Proposal”); 3. To approve an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by the Delaware General Corporation Law (the “Charter Amendment Proposal”); 5. To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of the Reverse Stock Split Proposal, the Charter Amendment Proposal, and/or the Auditor Proposal. 1. Election of Directors: For Against Abstain 4. Ratify the appointment of Marcum LLP as the independent registered public accounting firm of PaxMedica, Inc. for the fiscal year ending December 31, 2024 (the “Auditor Proposal”); and For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card For Against Abstain For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/PXMD or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PXMD Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2024 Stephen Sheldon and Howard Weisman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of PaxMedica, Inc. to be held on May 23, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) PaxMedica, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PXMD 2024 Annual Meeting of PaxMedica Shareholders The 2024 Annual Meeting of Shareholders of PaxMedica will be held on May 23, 2024 at 11:00 am EDT, virtually via the Internet at meetnow.global/MP64PFN To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

01 - Karen LaRochelle For Against Abstain 1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03ZEMB + + A Proposals — The Board of Directors recommends a vote FOR the director nominee and FOR Proposals 2, 3, 4, and 5 1. Election of Directors: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card 2. To approve an amendment to PaxMedica, Inc.’s (the “Company” or “PaxMedica”) Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) to effect, at the discretion of the board of directors, a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share, at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined at the discretion of the board of directors at any time prior to May 22nd, 2025 (the “Reverse Stock Split Proposal”); 3. To approve an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by the Delaware General Corporation Law (the “Charter Amendment Proposal”); 5. To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of the Reverse Stock Split Proposal, the Charter Amendment Proposal, and/or the Auditor Proposal. For Against Abstain 4. Ratify the appointment of Marcum LLP as the independent registered public accounting firm of PaxMedica, Inc. for the fiscal year ending December 31, 2024 (the “Auditor Proposal”); and For Against Abstain For Against Abstain For Against Abstain

Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2024 Stephen Sheldon and Howard Weisman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of PaxMedica, Inc. to be held on May 23, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) PaxMedica, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q